Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69030) of SEMCO Energy, Inc. of our report dated June 10, 2004 relating to the financial statements of the SEMCO Energy, Inc. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Detroit, Michigan
June 25, 2004